CANAMED4PETS, INC.
(the "Company")

Special Shareholders Meeting

Effective Date of Special Meeting: March 1st, 2016

Pursuant to the Wyoming Revised Statutes and the Articles and Bylaws of the Company, the undersigned being all of the Directors of the Company, a Wyoming Corporation, Consents, without the formality of convening a meeting, to the following actions of the Company:

RESIGNATION AND APPOINTMENT OF DIRECTOR AND OFFICER

Be it RESOLVED that:

1. The Shareholders Accept the Resignation of Kristian Schiorring as Director, President, and Chief Executive Officer.
2. The Shareholders Accept the Appointment of Jason Black as Director, President, and Chief Executive Officer.
3. Any one Director of the Company is hereby authorized and directed for and on behalf of the Company to do all such acts and things and to prepare and execute, under the corporation seal of the Company or otherwise and to deliver all documentation that he may in his sole discretion determine necessary or desirable to give effect to the foregoing resolutions.

Jason Black
President & CEO

OFFICIAL SEAL
JUDI GRAY
Notary Public, Georgia
COBB COUNTY
My Commission Expires
October 18, 2021

11-20-18